EXHIBIT 10.16

CONSULTING SERVICES AGREEMENT

        This Consulting Services Agreement is made as of the 3rd day of April, 2007 between O2 LTD., an Ontario corporation (the "Consultant") and INDUSTRIAL MINERALS, INC. a Delaware corporation (the "Company").

        Whereas, the Consultant provides integrated marketing, business development and communication services, consisting of: (1) marketing strategy services, (2) strategic business planning and research services, (3) creative and multimedia design services, (4) engineering and technical development/evaluation services, and (5) public financing and investor relations services to start-up companies and companies which are re-positioning themselves in their market place;

        And whereas, the Company requires the provision of services from the Consultant;

        Therefore, the Consultant and the Company agree as follows:

1.       Services.

        The Consultant shall during reasonable business hours and within the next six (6) months provide the Company with the following services: (a) strategic assessments of the IMI flake graphite business and business development opportunities, including acquisitions and mergers; (b) recruitment of new management personnel for IMI; (c) marketing contacts; and (d) identification of sources of capital and investment in the Company as well as the facilitation of any such potential relationships.

2.       Conduct of Services.

        Consultant represents and warrants to the Company that Consultant shall provide the services required by this Agreement in a cooperative fashion and efficiently in accordance with appropriate standards of quality acceptable to the Company acting reasonably.

3.       Remuneration.

        In consideration of the services to be provided by the Consultant as set out in this Agreement, the Company shall forthwith issue and deliver 15,000,000 registered shares, without restriction of any kind, in the capital stock of the Company to O2 or the order of O2.

4.       Consultant’s Undertakings.

        The Consultant shall be solely responsible for any and all payments, remittances or deductions required to be made respecting unemployment insurance, workmen’s compensation, income tax, pension plans and any other such similar pay list deductions or payments, and the Company shall not charge or make any such payments, remittances or deductions from the remuneration to be paid to the Consultant.

        Consultant undertakes that any and all records, documents and other information that Consultant obtains from the Company shall be held confidential by Consultant and that Consultant shall not disclose the same to any third party (except to the extent that any of the foregoing is in the public domain or such disclosure is required by law) nor use the same for any purpose other than to provide the Company with the consulting services required by this Agreement. Consultant shall upon termination of this Agreement return any and all of the foregoing documents, records and information which it has obtained to the Company.

5.       Independent Contractors.

        The Company and Consultant are independent contractors. Both parties acknowledge and agree that Consultant’s engagement pursuant to this Agreement is not exclusive and that either party may provide to, or retain from, others similar such services provided that it does so in a manner that does not otherwise breach this Agreement. The Consultant is not engaged as a coventurer, partner, agent or employee of the Company and no act by the Consultant shall in any way obligate or be binding upon the Company except to the extent that such act has been expressly authorized by the Company.

6.       Limitation.

        Notwithstanding any provisions at law or under this Ageement to the contrary, the Company and Consultant hereby forever mutually waive, release and discharge the other party from any and all claims, losses or damages howsoever arising relating to the performance or breach of their respective obligations under this Agreement that either: (a) constitute indirect or consequential damages; (b) constitute a breach of implied or statutory warranties or conditions, including those pertaining to merchantable quality or fitness for purpose; or (c) are in excess of the total remuneration payable under this Agreement as set out in Section 3 hereof.

7.       Applicable Laws.

        This Agreement and the rights and obligations of the parties shall be governed by the laws in force in the Province of Ontario, and the parties hereby attorn to the jurisdiction of the courts of the Province of Ontario.

        IN WITNESS WHEREOF the parties hereto have duly signed this Consulting Services Agreement.

Industrial Minerals, Inc.: /s/ Dick van Wyck Mr. Dick van Wyck, President	O2 LTD.: /s/Paul Ogilvie Mr. Paul Ogilvie, President

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